Mark A. Rossi Transition Consulting Agreement June 15, 2020 Page 1 of4 TRANSITION CONSULTING AGREEMENT Between Bank of Hawaii and Mark A. Rossi dated June 15, 2020 This Transition Consulting Agreement (“Agreement”) is between Mark A. Rossi (“Consultant”) of 198 Polihale Place, Honolulu, Hawaii 96825, and Bank of Hawaii Corporation and Bank of Hawaii (collectively, the “Bank”) of 130 Merchant Street, Honolulu, Hawaii 96813. The purpose of this Agreement is to describe the terms for the provision of consulting services to the Bank by Consultant following Consultant’s separation from employment with the Bank. Whereas, Consultant is currently employed as Vice Chairman, Chief Administrative Officer. Corporate Secretary. and General Counsel with the Bank; Whereas. Consultant’s employment with the Bank is scheduled to end on December 31, 2020, pursuant to the terms of that certain Separation Agreement between the Bank and Consultant dated January 27, 2020, as amended (“Separation Agreement”); and Whereas, the Bank wishes to arrange for an orderly transition of Consultant’s duties, and Consultant wishes to facilitate and cooperate in such transition on the terms and conditions set forth in this Agreement. Now, therefore, for and in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and Consultant agree as follows: 1. Term of Agreement. The Term of this Agreement (“Term”) shall commence on January 1, 2021, and shall continue until December 31, 2022 (“Termination Date”). However, in the event that Consultant’s employment with the Bank terminates on a day other than December 3 1, 2020, the Term shall be the twenty four (24) month period commencing on the day after the Consultant’s separation from employment, and the Termination Date shall be the last day of that twenty four (24) month period. 2. Consulting Services. a. Consultant shall perform and provide such consulting services (“Consulting Services”) as may be reasonably requested by the Bank in its sole discretion. The Consulting Services may include, but shall not be limited to, Consultant’s continuing support of the projects and initiatives with which he was involved prior to his separation from employment with the Bank. b. The Consulting Services shall be rendered on an as-needed, non-exclusive basis. The Bank acknowledges that Consultant may, subject to the restrictive covenants set forth in the Separation Agreement, be engaged in other business activities that require Consultant’s time. Consultant shall not be required to render the Consulting Services hereunder for any fixed or minimum number of hours or days during the Term. Consultant may render the Consulting Services from Consultant’s offices, home or elsewhere, or by telephone or electronic mail, or, at the reasonable request of the Bank in its sole discretion, at the Bank’s Honolulu, Hawaii headquarters or at other locations as reasonably necessary to perform the Consulting Services. Consultant shall receive administrative and technical support services to the extent reasonably necessary to perform the Consulting Services.

Mark A. Rossi Transition Consulting Agreement June 15, 2020 Page 2 of 4 3. Compensation. Consultant shall be entitled to the following compensation: a. Consulting Fee. As consideration for the Consulting Services provided under this Agreement, the Bank shall pay to Consultant a monthly consulting fee of twenty thousand eight hundred thirty four and no/100 dollars ($20,834) during the Term of this Agreement. plus the applicable Hawaii general excise tax (or any successor tax thereto) payable in accordance with the Bank’s customary practices and policies for independent contractors, as modified from time to time. b. Expenses. The Bank shall reimburse Consultant for all reasonable business expenses paid or incurred by Consultant in connection with the performance of the Consulting Services, payable in accordance with the Bank’s customary practices and policies, as modified from time to time. 4. Independent Contractor Status. Consultant acknowledges and agrees that, during the Term of this Agreement: (a) Consultant shall be an independent contractor, and not an employee, of the Bank within the meaning of all federal, state and local laws and regulations governing employment, including applicable tax laws; (b) except as expressly authorized by the Bank, Consultant shall not have any right to act for, represent or otherwise bind the Bank in any manner; (c) except as specifically provided under the Separation Agreement, Consultant shall not be entitled to participate in any employee benefit plans or arrangements of the Bank and shall not be provided with health and welfare benefits; (d) Consultant shall be solely responsible for any social security, income tax or other withholdings, deductions or payments (including self-employment taxes) that may be required by federal, state or local law with respect to the consulting fees; and (e) Consultant shall be required to pay and shall timely remit all self- employment taxes to the Internal Revenue Service and any other required governmental agencies. 5. Liability and Indemnification. a. The Bank shall defend and indemnify and hold Consultant harmless from any and all liabilities. claims, demands, costs, fees and expenses (including attorney’s fees) arising from the Consulting Services provided by Consultant under this Agreement, but only to the extent that such claims and liabilities are not the result of the unlawful acts, negligent acts, or willful misconduct of Consultant. b. Consultant agrees to indemnify and hold the Bank harmless from and against any and all liabilities, claims, demands, costs, fees and expenses (including attorney’s fees) caused by any unlawful acts or willful misconduct of Consultant or any of his employees, agents or servants in the performance of this Agreement. 6. Confidentiality. a. Unless required or otherwise permitted by law or expressly permitted by the Bank for the performance of the Consulting Services under this Agreement, Consultant shall not disclose to others or use the ‘Bank Information’, as such term is defined in paragraph 3a of the Separation Agreement, or any summary or derivative of that information. The Bank Information specifically includes any legally privileged information of the Bank, including, without limitation, any attorney work product, attorney-client communications and legal strategies. b. All parties hereto agree and acknowledge that the Bank intends to fully preserve the attorney-client privilege, work product protection and any other privilege or similar protection belonging to the Bank, and nothing contained in this Agreement shall be construed as a waiver by the Bank of its attorney-client privilege or work product protection or any other privilege or protection belonging to the Bank. Consultant understands and acknowledges Consultant’s continuing obligation to maintain such privilege, subject to applicable law.

Mark A. Rossi Transition Consulting Agreement June 15, 2020 Page 3 of 4 c. All parties hereto acknowledge and recognize that Consultant has and will have access to and shall acquire knowledge of the Bank Information and that in the event of the breach of the terms and conditions of this Agreement with respect to confidentiality, the Bank shall be entitled, if it so elects. to institute proceedings in any court of competent jurisdiction to enjoin Consultant from disclosing such information. 7. Non-Competition and Non-Solicitation. The provisions of section 10 of the Separation Agreement, specifically with respect to non-competition and non-solicitation, are hereby incorporated by reference into this Agreement and shall continue in full force and effect as if set forth herein, with the exception that the Non-Compete Period set forth under paragraph I Ob is extended through twelve (12) full months following the Termination Date. 8. Termination of Agreement. Section 1 notwithstanding, this Agreement shall automatically terminate prior to the Termination Date, and the Term of this Agreement shall end, upon Consultant’s death or “Disability”, as defined in Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), or upon Consultant’s “separation from service”, as defined in Code Section 409A. In the event of a termination pursuant to this Section 8, Consultant, or Consultant’s beneficiary in the event of Consultant’s death, shall be entitled to payment of the following amounts in a lump sum within thirty (30) days following the termination: (i) any amounts which would have been paid to Consultant pursuant to paragraph 3a had the Agreement terminated as of the Termination Date; and (ii) any unreimbursed expenses pursuant to paragraph 3b. This Agreement is a deferred compensation arrangement intended to comply with the requirements of Code Section 409A and to be interpreted in a manner consistent with such requirements. In this regard, the Agreement specifies the time and form of payment with respect to permissible payment events: (i) twenty-four (24) monthly installment payments pursuant to a fixed schedule commencing January 1,2021; and (ii) a lump sum payment within thirty (30) days following Consultant’s death, Disability, or separation from service. Further, notwithstanding any other provision of this Agreement, no payment shall be made to Consultant which is inconsistent with the requirements of Treasury Regulation Section 1 .409A-3(i)(2)(i) (a six (6) month delay for payments to a “specified employee’ following separation from service). Any payment that is impermissible under such requirements shall be delayed until the end of the applicable six (6) month period. 9. Miscellaneous. a. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral. relating to the subject matter of this Agreement, except to the extent specifically provided herein. b. No Assignment by Consultant. This Agreement is personal to Consultant and may not be assigned by Consultant. c. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Agreement and the application thereof to other persons or circumstances shall not be affected thereby. d. No Waiver of Breach or Remedies. The failure of any party to enforce, at any time, any provision of this Agreement shall not constitute a waiver of the right thereafter to enforce the same or any other provision of this Agreement. e. Amendment or Modification. This Agreement may be amended only by written instrument upon mutual agreement of both parties.

Mark A. Rossi Transition Consulting Agreement June 15,2020 Page 4 of 4 f. Governing Law. The laws of the State of Hawaii shall govern the validity, construction and interpretation of this Agreement and the courts of the State of Hawaii shall have exclusive jurisdiction over any claim with respect to this Agreement. g. I-leadings. The headings in this Agreement have been included solely for convenience of reference and shall not be considered in the interpretation or construction of this Agreement. h. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Bank: Bank of Hawaii Attn: Ed Hudson, SEVP 130 Merchant Street Honolulu, Hawaii 96813 If to Consultant: Mark A. Rossi 198 Polihale Place Honolulu, Hawaii 96825 Addresses may be changed by written notice sent to the other party at the last recorded address of that party. IN WITNESS WHEREOF, the parties have signed the Agreement on the day and year first above written. BANK OF HAWAII CORPORATION and BANK OF HAWAII By: Ed Hudson Senior Executive Vice President Chief People Officer MARK A. ROSSI